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                                                                      EXHIBIT 99


                                                                    NEWS RELEASE

[CHESAPEAKE ENERGY CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE
JULY 13, 2001


                                    CONTACT:

MARC ROWLAND                                                     TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                  SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                               CORPORATE DEVELOPMENT
(405) 879-9232                                                   (405) 879-9257

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                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
               2Q 2001 EARNINGS RELEASE AND CONFERENCE CALL DATES

OKLAHOMA CITY, OKLAHOMA, JULY 13, 2001 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled its second quarter 2001 earnings release to be issued after the close of trading on the New York Stock Exchange on Thursday, July 26, 2001.

A conference call is scheduled for Friday morning, July 27, 2001 at 8:00 am CDT to discuss the release. The telephone number to access the conference call is 913.981.4901.

For those unable to participate in the conference call, a replay will be available for audio playback at 11:00 am CDT on July 27, 2001, and will run through midnight Friday, August 10,2001. The number to access the conference call replay is 719.457.0820. The passcode for the replay is 402673.

The conference call will also be simulcast live on the internet and can be accessed either by going directly to the Chesapeake website at www.chkenergy.com and selecting "Shareholder Information", or by going directly to www.VCall.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for approximately ninety days thereafter.

Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's internet address is www.chkenergy.com.